UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

o	Preliminary Proxy Statement
o	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
x	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material Pursuant to ss.240.14a-12

VSB BANCORP, INC.

(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x	No Fee Required
o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies: N/A

2)	Aggregate number of securities to which the transaction applies: N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.): N/A

4)	Proposed maximum aggregate value of transaction: N/A

5)	Total fee paid:

	o	Fee paid previously with preliminary materials.
	o	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: N/A

2)	Form, Schedule or Registration Statement No.: N/A

3)	Filing Party: N/A

4)	Date Filed: N/A

March 28, 2013

TO OUR STOCKHOLDERS:

We are delighted to invite you to our Tenth Annual Stockholders Meeting, which will take place at Victory State Bank’s Main Office at 4142 Hylan Boulevard (Great Kills), Staten Island, New York 10308 at 5:00 P.M. (Eastern Standard Time) on Tuesday, April 23, 2013.

The enclosed Annual Report represents the performance of VSB Bancorp, Inc. on a consolidated basis with its subsidiary, Victory State Bank. Also enclosed is the Proxy Statement, which details the matters that will be voted upon at our Annual Meeting.

We sincerely hope that you will be able to attend and we look forward to seeing you at the Meeting.

Sincerely,

/s/ Joseph J. LiBassi
Joseph J. LiBassi
Chairman of the Board

/s/ Raffaele M. Branca
Raffaele M. Branca
President and Chief Executive Office

Please sign, date and return your proxy card or voting instructions in the enclosed envelope as soon as possible to make sure that your vote is counted at the Annual Meeting. You are welcome to attend the Meeting even if you send in your proxy card.

VSB BANCORP, INC.

4142 Hylan Boulevard

Great Kills

Staten Island, New York 10308

(718) 979-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of VSB BANCORP, INC.:

PLEASE TAKE NOTICE that our Annual Meeting of Stockholders will be held at the principal office of Victory State Bank, 4142 Hylan Boulevard, Staten Island, New York on April 23, 2013 at 5:00 p.m. (New York time), for the following purposes:

1.	To elect three directors for three-year terms;

2.	To Approve, on an advisory non-binding basis, of VSB Bancorp, Inc.’s Named Executive Officer compensation;

3.	To provide a non-binding advisory vote, on the frequency of stockholder votes on Named Executive Officer compensation;

4.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accountants for 2013; and

5.	To transact any other business that may properly come before the meeting or any adjournments.

The close of business on March 13, 2013 is the record date to determine which stockholders are entitled to notice of and to vote at the meeting.

By order of the Board of Directors

/s/ Joan Nerlino Caddell
Joan Nerlino Caddell,
Corporate Secretary

This Notice of Annual Meeting, Proxy Statement and form of Proxy are first being sent to stockholders on or about March 28, 2013.

IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT

We will provide, without charge, to each person solicited with this proxy statement, upon the written request of any such person, a copy of our annual report on Form 10-K, including the financial statements and the financial statement schedules that we are required to file with the Securities and Exchange Commission for our most recent fiscal year. The written request should be directed to Jonathan Lipschitz, Vice President & Controller, VSB Bancorp, Inc., 4142 Hylan Boulevard, Staten Island, New York 10308. The Form 10-K is also available on the Internet as part of the Securities and Exchange Commission’s EDGAR database at http://www.sec.gov/edgar.shtml.

VSB Bancorp, Inc.

4142 Hylan Boulevard

Great Kills

Staten Island, New York 10308

(718) 979-1100

Proxy Statement

SUMMARY

Q:     Why am I receiving these materials?

A:     Our Board of Directors is sending you these proxy materials in connection with our annual meeting of stockholders, which will take place on April 23, 2013. You may attend the annual meeting in person but we ask that you send us your proxy card and vote on the proposals described in this proxy statement to make sure that your vote is counted.

Q:     What proposals will stockholders vote on at the annual meeting?

A:     There are four proposals that stockholders are scheduled to vote on at the meeting:

•	the election of three directors for three-year terms;

•	the approval, on an advisory non-binding basis, of VSB Bancorp, Inc.’s Named Executive Officer compensation;

•	the non-binding advisory vote with respect to the frequency that stockholders will vote on Named Executive Officer compensation; and

•	the ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants.

Q:     What are the Board of Directors’ recommendations?

A:     The Board of Directors recommends a vote:

For the election of three directors for three-year terms;

For the approval, on an advisory non-binding basis, of VSB Bancorp, Inc.’s Named Executive Officer compensation;

For the one-year alternative with respect to the frequency that stockholders will have an advisory vote on Named Executive Officer compensation; and

For the ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants.

Q:     Who has been nominated as a director?

A: The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Joseph J. LiBassi, Joan Nerlino Caddell and Robert P. Moore for election as directors. They are all now directors of both our company and our subsidiary, Victory State Bank (the “Bank”).

Q:     What shares can I vote?

A:     You can vote all shares that you owned at the close of business on March 13, 2013 (the “Record Date”). You may cast one vote for each share of stock. You may vote for up to three directors for three-year terms, but you may cast only one vote per share for any single nominee.

1

Q:     How can I vote my shares?

A:     The best way to vote your shares is to mail your proxy card in the enclosed pre-paid envelope. You can still attend the meeting and change your vote, but sending your proxy card will make sure your vote is counted. If you own your stock in street name through a stockbroker, please be sure to send your voting instructions to your broker so your shares will be voted. If you want to attend the meeting and vote in person, you may obtain directions by calling us at 718-979-1100 or by going to www.google.com, clicking on “Maps”, then clicking on “Get Directions,” and then inserting the address you are coming from in slot “A” and 4142 Hylan Boulevard, Staten Island, New York in slot “B”.

Q:     Can I change my vote?

A:     You may change your voting instructions at any time before the vote at the annual meeting. You may do so by submitting a new proxy card on our form with a later date, by signing any other document that revokes your proxy and causing it to be delivered at the meeting, or by attending the meeting and voting in person. Attending the meeting will not automatically revoke your proxy unless you specifically so request. If you own your stock in street name, you must contact your broker to change your vote.

Q:     How many votes are required for election as a director?

A:     The three nominees with the highest vote totals will be elected.

Q:     What is the effect of the two advisory votes on the Named Executive Officer compensation issues?

A:     These two votes will provide advice to the Board of Directors regarding the stockholders’ opinions on these two issues. Under New York law and the regulations of the Securities and Exchange Commission, these votes are advisory only and thus there is no mandatory consequence that will result from the vote.

Q:     How many votes are required for the ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants?

A:     A majority of the votes cast.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on April 23, 2013.

The proxy statement and annual report to security holders are available at www.victorystatebank.com/AnnualMeeting.

General Information

We are furnishing this Proxy Statement and the accompanying form of proxy to the stockholders of VSB Bancorp, Inc. in connection with our solicitation of proxies for our Annual Meeting of Stockholders to be held on April 23, 2013 at 5:00 p.m. (local time) at the main office of our subsidiary, Victory State Bank, at 4142 Hylan Boulevard, Staten Island, New York 10308, and at any adjournments of the meeting.

2

The Proxy

Our Board of Directors is soliciting your proxy. If you properly sign and return the enclosed form of proxy prior to or at the meeting and you do not revoke it, all your shares covered by the proxy will be voted at the meeting and, if you give instructions on how you want your shares to be voted, the holder of the proxy will follow your instructions. If you properly sign and return the proxy but you do not specify how you want to vote, your shares will be voted for the election of the director nominees named below and in favor of the ratification of the appointment of accountants, but no vote will be cast on the two advisory proposals. If you hold your stock in street name through a broker, you must send your voting instructions to your broker.

We will solicit proxies by mail and by delivery to agents for street name holders. We may also solicit proxies by telephone, facsimile or in person by officers and other employees of ours or of our subsidiary. We will pay the entire cost of this solicitation. We will reimburse financial institutions, brokerage houses or other custodians, nominees or fiduciaries for their reasonable expenses in forwarding the forms of proxy and proxy materials to beneficial owners. You may revoke your proxy at any time before the vote is cast for your shares, either by written notice or by your oral revocation at the meeting. To be valid, written notice must be actually received by Joan Nerlino Caddell, Corporate Secretary, VSB Bancorp, Inc., 4142 Hylan Boulevard, Staten Island, New York 10308 before the proxy is used at the meeting. Attendance at the meeting will not in and of itself revoke a proxy.

Other than the matters listed in the attached Notice of Annual Meeting, our Board of Directors does not know of any other matters that will be presented for a vote at the meeting. If you sign the enclosed proxy, the holders of the proxy will have the authority to vote your shares in accordance with their best judgment on any other unanticipated business that may properly come before the meeting.

Capital Stock Outstanding and Record Date

The close of business on March 13, 2013 is the record date to determine which stockholders are entitled to notice of, and to vote at, the meeting. At the close of business on that date, there were 1,785,309 shares of our common stock outstanding and entitled to vote at the meeting. Common stock is our only authorized class of stock. Each outstanding share is entitled to one vote at the meeting on each matter to be voted upon. There will be no cumulative voting of shares for the election of directors.

If 595,104 shares of our common stock are represented at the meeting in person or by proxy, representing one-third of the issued and outstanding shares, there will be a quorum. Abstentions and broker non-votes are counted to determine whether there is a quorum.

On Proposal 1, the election of directors, you may vote for up to three candidates. You may not cast more than one vote per share for any one nominee. You may “Withhold Authority” to vote for some or all of the nominees named below by so indicating in the appropriate space on the proxy. The three nominees with the most votes will be elected to three-year terms. Votes that are withheld have no effect on the election of directors.

On Proposal 2, you may vote “FOR”, “AGAINST” or “ABSTAIN.”

On Proposal 3, you may vote for a one-year, two-year or three-year frequency for future advisory votes.

On Proposals 4, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Proposal 2 requires the affirmative vote of a majority of the votes cast on that proposal to be approved.

Abstentions, broker non-votes, and the failure to vote at the meeting have no effect on the results of the vote on any of the proposals.

3

Please return your proxy card to our transfer agent, Registrar and Transfer Company, in the envelope we provide. Stockholders who own their stock in street name must send their proxy card to their broker. Inspectors of election designated by the Board will count the votes. There are no dissenters’ rights arising out of any of the proposals set forth in this Proxy Statement.

Forward-Looking Statements

When used in this proxy statement, or in any written or oral statement made by us or our officers, directors or employees, the words and phrases “will result,” “expect,” “will continue,” “anticipate,” “estimate,” “project,” or similar terms are intended to identify “forward-looking statements.” A variety of factors could cause our actual results and experiences to differ materially from the anticipated results or other expectations expressed in any forward-looking statements. Some of the risks and uncertainties that may affect our operations, performance, development and results, the interest rate sensitivity of our assets and liabilities, and the adequacy of our loan loss allowance, include, but are not limited to:

•	deterioration in local, regional, national or global economic conditions which could result in, among other things, an increase in loan delinquencies, a decrease in property values, or a change in the real estate turnover rate;

•	changes in market interest rates or changes in the speed at which market interest rates change;

•	changes in laws and regulations affecting the financial service industry;

•	changes in competition; and

•	changes in consumer preferences.

Please do not place undue reliance on any forward-looking statement, which speaks only as of the date made. There are many factors, including those described above, that could affect our future business activities or financial performance and could cause our actual future results or circumstances to differ materially from those we anticipate or project.

Proposal 1 - The Election of Directors

General Information Regarding Nominees and Our Other Directors

Our Board of Directors has nine members. At the meeting, three directors are to be elected, all for three-year terms, each to serve until his or her successor is elected and has qualified. The Board of Directors has nominated Joseph J. LiBassi, Joan Nerlino Caddell and Robert P. Moore for three-year directorships. All of the nominees are presently members of the Board of Directors, with their terms expiring at the meeting.

If any of these nominees becomes unavailable for election, which we do not anticipate, the shares represented by proxies that would otherwise have been voted for such nominee will be voted for a substitute nominee designated by our Board of Directors.

The following table provides information about the three nominees and our other six directors. Length of service as a director includes service as a director of Victory State Bank prior to our holding company reorganization.

4

Name, Age, Length of Service as Director and Expiration of Term	Principal Occupation During Past 5 Years and Directorships of Public Companies

Nominees:

Joseph J. LiBassi (77) Director since 1997 Term expires 2013	Chairman, VSB Bancorp, Inc. and Victory State Bank; Self-employed real estate investor. Mr. LiBassi was a director of Gateway State Bank from its inception in 1977 until its merger in 1995. Mr. LiBassi also served as Gateway’s Audit Committee Chair. Mr. LiBassi brings to the Board his expertise in Staten Island real estate and more than 30 years of experience as a director of a bank, during which time he has developed substantial expertise in the highly regulated business of banking. Mr. LiBassi is heavily involved in the community, serving as a trustee and past Chairman of the Staten Island Mental Health Society, a member of the Da Vinci Society of Wagner College, former Vice Chairman of the Snug Harbor and Botanical Garden and former director of the Staten Island Chamber of Commerce and the College of Staten Island Foundation.

Joan Nerlino Caddell (55) Director since 1997 Term expires 2013	Secretary, VSB Bancorp, Inc. and Victory State Bank; attorney at law and member/owner of Joan Nerlino Caddell & Associates, PLLC since January 2006 and partner in Nerlino & Gambale, LLP from March 2002 through December 2005, both firms being attorneys for Victory State Bank. Ms. Nerlino Caddell brings to the Board more than 30 years of legal experience, especially as it relates to the laws affecting banks and bank holding companies. Ms. Nerlino Caddell has spent her entire professional career working on Staten Island and has substantial broad-based knowledge of the Staten Island business community. Ms. Nerlino Caddell also acts as counsel to Community Agency for Senior Citizens, Inc., Staten Island Senior Resource Corp. and Senior Housing Resource Corporation. Ms. Nerlino Caddell is a trustee of Richmond University Medical Center and a member of the Richmond County Bar Association, New York State Bar Association and the Staten Island Women’s Bar Association.

Robert P. Moore (62) Director since 2009 Term expires 2013	Retired Vice President of Keyspan (now National Grid). Mr. Moore brings to us his marketing expertise and his substantial contacts throughout the Staten Island business community. Mr. Moore is the Chairman, director and management committee member of the Staten Island Economic Development Corporation. Mr. Moore is also a board member of the Staten Island Zoological Society.

Continuing Directors:

Raffaele M. Branca (48) Director since 1997 Term expires 2014

President, Chief Executive Officer and Chief Financial Officer, VSB Bancorp, Inc. and Victory State Bank, November 2007 to present; formerly Executive Vice President and Chief Financial Officer, Victory State Bank from November 1997 through November 2007 and VSB Bancorp, Inc. from January 2003 through November 2007. Mr. Branca has more than 30 years of experience in banking, with particular expertise on matters of financial accounting and the maintenance of a control environment assuring accuracy in financial reporting. Mr. Branca has spent his entire professional career focused on the business and regulatory environment in which banks must operate successfully in order to survive. Mr. Branca’s extensive community involvement includes, among other activities, serving as the Chairman of the Staten Island Chamber of Commerce, the Chairman of the Seaman’s Society for Children and Families, Executive Vice Chair, director and management committee member of the Staten Island Economic Development Corporation, a director of the Building Industry Association of New York City, and past president of the Staten Island Council, Boy Scouts of America. He is also the Chair of the Staten Island Museum and a member of the St. Joseph by the Sea Finance and Development Committee and the Eden II Audit Committee.

5

Robert S. Cutrona, Sr. (75) Director since 1997 Term expires 2014	President of Project-One Services, Inc., a cleaning and maintenance firm. Mr. Cutrona brings to the Bank more than 50 years of experience in the Staten Island business community. He also has substantial expertise on matters of construction and maintenance which is important both from the point of view of our own physical plant and also in assessing the prudence of Victory State Bank’s real estate lending opportunities. Mr. Cutrona is heavily involved in the community, serving as a trustee or director of the Building Industry Association of New York City, Staten Island Academy, and past president of the College of Staten Island Foundation, among others. He is also an Ambassador level member of the Staten Island Economic Development Corporation.

Chaim Farkas (59) Director since 1997 Term expires 2014	President and Owner of Dataware Systems Lease, Inc., a computer services company. Mr. Farkas bring his expertise in information technology and data management, which are extremely important in light of the tremendous importance of high technology computing in the proper functioning of a bank. Mr. Farkas also has extensive experience and contacts in the Staten Island business community.

Alfred C. Johnsen (66) Director since 2003 Term expires 2015	Certified public accountant and owner of the firm Alfred C. Johnsen Certified Public Accountant. Mr. Johnsen brings his expertise in accounting and finance, and in addition to being the Chair of our Audit Committee, he is our financial expert on our Audit Committee. Mr. Johnsen is involved in the community by serving as a trustee or director of the Visiting Nurse Association and the Notre Dame Academy.

Carlos Perez, MD (73) Director since 1997 Term expires 2015	Doctor of Gynecology. Dr. Perez brings us his management and entrepreneurial expertise. He has been active as a physician in the Staten Island community for more than 30 years. Dr. Perez serves as the Chair of our Personnel and Compensation Committee. Dr. Perez is a member of the Richmond County Medical Society.

Bruno Savo (54) Director since 2004 Term expires 2015	President, Savo Brothers, Inc. a local building firm that constructs mainly residential housing. Mr. Savo brings us his construction and real estate expertise and experience. He has extensive knowledge of all aspects of Staten Island real estate and numerous contacts in the Staten Island business community. Mr. Savo serves as the Chair of our Loan Committee. Mr. Savo’s community involvements include serving as a trustee or director of the Building Industry Association of New York City, the College of Staten Island Foundation and the Staten Island Council, Boy Scouts of America, among others.

The Board of Directors held 14 meetings during 2012. During the year ended December 31, 2012, each director attended at least 75% of the total of the number of Board meetings held and the number of meetings held by all committees on which he or she served, while he or she served.

Our Board Of Directors Unanimously Recommends That You Vote In Favor Of The Election Of Directors LIBassi, Nerlino Caddell and Moore As Directors.

Board Leadership Structure

Both VSB Bancorp, Inc. (the “Company”) and Victory State Bank (the “Bank”) have a Chairman of the Board (Mr. LiBassi) and a President and Chief Executive Officer (Mr. Branca). Mr. LiBassi is not actively involved in the day to day operations of either the Company or the Bank. He conducts Board meetings and supervises Board operations and functions. He also acts as the liaison between the Board and the officers of the Bank between Board meetings and performs functions as the public face of the Board throughout the year, including maintaining close relationships with local government officials on matters of interest to the Company and the Bank. The Company believes this structure provides appropriate checks and balances to assure proper development and implementation of policies and procedures for the Company and the Bank.

6

In addition to the Nominating, Audit and Personnel and Compensation Committees described in detail below, the Board of the Bank has a Loan Committee consisting of seven of the nine directors. The Loan Committee must approve all unsecured loans in excess of $250,000 and all secured loans in excess of $400,000, other than cash collateral loans. The Loan Committee performs an important risk-management function because of the risks associated with lending in general. The Board of the Bank also has a Loan Workout Committee consisting of five directors that reviews large and complex non-performing loans, especially if a director conflict exists. The Loan Workout Committee provides oversight of management’s workouts and provides guidance and strategy as needed. The Audit Committee also performs risk management functions through its work with the Company’s registered public accounting firm. In addition, the Bank has both an independent loan review consultant and an outsourced internal auditor that provide reports to, and meet with, the Audit Committee to discuss their findings on problems and risks that they may have found in the course of their work. These reports are also provided to and reviewed by the full Board. Interest rate, liquidity, borrowing and capital risks are reviewed, at a minimum, on a quarterly basis by the Asset Liability Committees (“ALCO”) of both the Company and the Bank, which are comprised of the President & CEO, two directors and one non-director officer. The results of the ALCO analysis are presented to the full Boards on a quarterly basis.

Committees of the Board of Directors

The Board of Directors has a Nominating Committee, an Audit Committee and a Personnel and Compensation Committee. These committees all operate jointly with comparable committees of the Board of Directors of Victory State Bank having the same members. Except for the issue of stockholder recommendations to the Nominating Committee for director candidates, which applies only to the VSB Bancorp, Inc. Nominating Committee, the following discussion regarding committees relates to both the Victory State Bank and VSB Bancorp, Inc. committees.

Audit Committee

The Audit Committee conducts the annual statutory directors’ examination of Victory State Bank, reviews reports of examination made by regulatory authorities, reviews and discusses the audited financial statements with our independent public accountants and makes periodic reports to the Board of Directors regarding the findings of the regular audits by Victory State Bank’s internal auditor. The Audit Committee also receives a report from our independent registered public accountants regarding critical accounting policies and procedures, any material alternate treatment discussed with management, and other written communications from those accountants to management. The Audit Committee also approves the retention and compensation of our independent registered public accountants, and reports the approved firm to the Board of Directors.

The Board of Directors has determined that director Alfred C. Johnsen, who is a member of the Audit Committee, qualifies as an audit committee financial expert under the regulations of the Securities and Exchange Commission and that he is independent of management. Mr. Johnsen will not be deemed an expert for any other purpose as a result of being designated or identified as an audit committee financial expert. The designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification. In addition, the designation or identification of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or board of directors. All of the members of the Audit Committee are independent of management.

7

The following is the report of our Audit Committee.

Audit Committee Report

During 2012, the Audit Committee reviewed the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent public accountants, the performance of the internal audit function and our independent public accountants, and significant financial matters. Each of the Audit Committee members satisfies the definition of independent director under NASDAQ Stock Market Rule 5605. The Audit Committee met nine times during 2012.

The Board and the Audit Committee have adopted a charter for the Audit Committee. The charter was most recently re-approved in 2013. The Board of Directors of the Bank has also approved the same charter for its Audit Committee. The charter is available for review on our web site at www.victorystatebank.com.

The Audit Committee has reviewed our audited consolidated financial statements and discussed the statements with management. The Audit Committee has discussed with Crowe Horwath LLP, our independent registered public accountants for 2012, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee received from Crowe Horwath LLP the written disclosures and letter required by the Public Company Accounting Oversight Board, disclosing to the Audit Committee all relationships with the accountants that may reasonably bear on independence, confirming the accountants’ independence and confirming that the accountants discussed their independence with the Audit Committee. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report for 2012 as sent to our stockholders and as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Alfred C. Johnsen (Chairman), Robert P. Moore and Carlos Perez MD

Nominating Committee

The Nominating Committee proposes candidates to the Board of Directors for election as directors by stockholders. The Committee also reviews issues of independence and conflicts of interest regarding directors and candidates for nomination. The Nominating Committee consists of directors Joseph J. LiBassi, Alfred C. Johnsen and Carlos Perez MD. All of the members of the Nominating Committee are independent of management. The Nominating Committee met once during 2012. The Board of Directors has adopted a charter for the Nominating Committee. The charter was most recently re-approved in 2013. The charter is available for review on our web site at www.victorystatebank.com.

We are principally engaged in business in Staten Island. Our existing directors are active, well-known members of the community. In most cases, we anticipate that existing directors will be re-nominated if they want to continue to serve as directors. If an existing director will not be re-nominated for any reason, or if the size of the board of directors is increased, then the Nominating Committee, in consultation with the other directors and based upon their knowledge of the Staten Island community, will seek to identify individuals known to them with character, experience, knowledge and business relationships that reflect favorably on their ability to act as productive members of the Board of Directors. Once candidates are identified, the committee will evaluate their credentials and form a judgment as to which candidate or candidates have the greatest ability to both guide us and assist in the growth of our business. All candidates suggested to the committee will be evaluated in the same manner, regardless of whether the candidate is suggested by a director, officer, stockholder or other person. The Board evaluates the business experience and expertise of each candidate, taking into account their field of business in an effort not to duplicate this expertise on the Board.

8

We seek director nominees who, at a minimum, possess:

o	knowledge of the business community in Staten Island;

o	expertise in the evaluation of financial matters;

o	the ability to review, absorb and comment on financial statements which are an integral part of our operations;

o	the character and reputation appropriate for a director of a bank holding company; and

o	no blemishes in their past which would cause concerns among federal or state bank regulators who regularly examine the operations of VSB Bancorp or its subsidiary, Victory State Bank.

In 2010, our Board of Directors amended our by-laws to set forth qualification standards for directors. In order to qualify as a director, an individual must reside in New York or New Jersey and either (i) have a primary residence in Richmond County, New York; or (ii) have a principal place of employment located in Richmond County, New York. In addition, no person is eligible for initial election as a director who is 70 years of age or more, and the office of any director shall become vacant on the last day of the month in which such director reaches his or her 70th birthday, except for directors who have been directors of the Company since it was formed.

These qualification standards apply to all directors, whether nominated by the Nominating Committee or by stockholders pursuant to our by-laws.

The Board of Directors believes that diversity of business experience and diversity of business involvement are important components of the qualities that make up a well-functioning Board of Directors. Therefore, the Board has determined that it is in the best interests of the Company to consider diversity of business background as a significant component in assessing whether a potential candidate for director would have a positive effect on both Board deliberations and the marketing of the Company. The Nominating Committee Charter provides that whenever there is a vacancy on the Board of Directors, this policy should be implemented by the Nominating Committee by evaluating the business background of existing directors and give preference to candidates who would expand the breadth of the Board. The effectiveness of the policy regarding consideration of diversity is assessed by considering the diverse business backgrounds of the Board members.

The Nominating Committee will consider, for inclusion in the Board of Directors’ slate of nominees for director, candidates suggested by stockholders. In order to suggest a candidate, a stockholder must send a notice to the Nominating Committee which we must receive at our principal office no later than 120 calendar days before the date which corresponds to the date of our proxy statement for the prior year’s annual meeting. The notice must be signed by the stockholder and must provide the following information:

o	A detailed resume of the proposed nominee showing his or her academic and business achievements and history; his or her experience and qualifications to be a director; and any other information that the stockholder or the proposed nominee considers relevant in evaluating the person’s qualifications to be a director;

9

o	All information regarding the proposed nominee that we would be required to disclose about that nominee under the regulations of the Securities and Exchange Commission in our proxy statement if the nominee is nominated by the Board of Directors; and

o	The name and address of the stockholder submitting the notice; the class and number of shares beneficially owned by the stockholder; when such shares were acquired by the stockholder; whether the stockholder owns any put options, has sold any call options, or otherwise owns any other derivative securities with respect to any shares of stock of the Company or has any existing contracts that now or may in the future affect the Stockholder’s ownership or voting rights in the shares; and a description of any business, family or employment relationship between the stockholder and the candidate.

Personnel and Compensation Committee

The Personnel and Compensation Committee makes salary and compensation decisions for all officers at the level of Senior Vice President and above. The committee also functions as the stock plan committee under our stock option and stock award plans. The Personnel and Compensation Committee does not have a charter. The Personnel and Compensation Committee consists of directors Carlos Perez MD, chairman, Joseph J. LiBassi and Alfred C. Johnsen. All of the members of the Personnel and Compensation Committee are independent of management. The Board of Directors has adopted a charter for the Personnel and Compensation Committee. The charter was approved in 2013. The Personnel and Compensation committee met once during 2012.

Stockholder Communications with Directors

Stockholders may communicate directly with a director by mailing or delivering a letter addressed to the director by name at our principal office. The envelope should be conspicuously marked on the outside front “Confidential.” We will forward any such letters to the named director unopened. Letters addressed to the Board of Directors as a whole will be given to the Chairman of the Board, who will then distribute copies to all directors.

Attendance by Directors at Our Annual Meeting

The Board has a policy that all directors should attend the annual meeting of stockholders. It has been the practice of Victory State Bank and VSB Bancorp, Inc., to hold meetings of their Boards of Directors immediately after the annual stockholders’ meeting. Therefore, we anticipate that most, if not all, of the directors will attend the annual meeting of stockholders. In 2012, all nine of our directors in office at that time attended the annual stockholders’ meeting of our Company.

Compensation

This section provides information regarding cash and non-cash compensation paid to certain executive officers and directors of VSB Bancorp, Inc. and its subsidiaries for the periods indicated.

The following table provides information regarding the compensation of Raffaele M. Branca, the sole executive officer of the Company (“Named Executive Officer’). There were no persons who were executive officers for a part of 2011 or 2012 but not at the end of 2012.

10

Name and principal position	Year	Salary	Bonus[1]	Stock Awards[2,4]	Option Awards[3,4]	All Other Compensation[5]	Total
Raffaele M. Branca, President, PEO and CFO	2012 2011	$281,402 $264,133	$61,379 $66,807	$26,950 None	None None	$35,247 $35,499	$404,978 $366,439

1 The bonus shown for each year represents the amount approved by the Board of Directors with respect to that year. However, bonuses are not paid until after audited financial statements are available for the following year and are subject to adjustment by the Board of Directors until they are actually paid.

2 Represents the grant date fair value of restricted stock granted in the applicable year, which vests in two equal annual installments.

3 Represents the dollar amount recognized for financial statement reporting purposes of stock options granted in the applicable year, which vests in five equal annual installments from the date of grant.

4 See the “Notes to Financial Statement” included in our Annual Report for a discussion of the assumptions used in calculating these amounts.

5 Represents the following items:

Name	Year	Car Allowance	401(k) match and profit sharing plan contribution	Contributions to the Employee Stock Ownership Plan	Life and Long Term Disability Insurance	Miscellaneous
Raffaele M. Branca	2012 2011	$6,504 $6,739	$13,600 $13,475	$10,241 $10,423	$3,654 $3,628	$1,248 $1,234

Explanatory Information Regarding the Summary Compensation Table

General. During 2012, we granted equity-based compensation but we did not re-price or otherwise modify any equity-based compensation plan or award, nor did we waive or modify any target, goal or condition under any non-stock incentive plan. In November 2012, we granted to Mr. Branca a restricted stock award of 2,500 shares of our common stock, pursuant to an existing stockholder-approved restricted stock plan. The award has no expiration and the price of our common stock on the date of the grant was $10.78 per share. The stock award vests in two equal annual installments on the first two anniversaries of the grant.

During 2011, we did not grant any equity-based compensation nor did we re-price or otherwise modify any equity-based compensation plan or award, nor did we waive or modify any target, goal or condition under any non-stock incentive plan.

The bonuses shown in the above table were awarded by vote of the Board of Directors upon the recommendation of the Personnel and Compensation Committee. The bonuses were based upon an evaluation of general factors by the Personnel and Compensation Committee and the Board of Directors.

Employment Agreement. Victory State Bank has an employment agreement with President and CEO Raffaele M. Branca, which was approved by the Board of Directors in June 2010 and became effective upon the expiration of his previous employment agreement in November 2010. The employment agreement is intended to maintain a stable and competent management base. The agreement expires in November 2015.

11

The agreement provides for an initial salary at an annual rate of $259,350, with the Board of Directors having the authority to approve raises or bonuses in its discretion. The agreement provides that Victory State Bank may terminate Mr. Branca’s employment without cause at any time during the five year term, but if it does so, he is entitled to a severance payment equal to from eighteen months to two years of salary, plus continued health insurance benefits for a like period, depending upon when the termination occurs. If the agreement is not renewed for at least two years at expiration, then Mr. Branca is entitled to severance in an amount equal to eighteen months of salary and health insurance benefits.

If there is a change in control of our company or Victory State Bank during the term of the agreement, and Mr. Branca’s employment is terminated within six months after the change in control, including termination by him, Mr. Branca is entitled to a payment equal to 2.99 times his then current salary plus the most recent incentive bonus, plus continued health, life and disability insurance benefits for three years after the change in control, but in no event will the amount payable to Mr. Branca exceed the maximum amount payable without the imposition of any excise tax under Section 280G of the Internal Revenue Code.

The agreement also includes non-solicitation and non-competition provisions in the event employment is terminated other than after a change in control.

401(k) Plan. We maintain a qualified 401(k) salary deferral plan for all eligible employees of Victory State Bank or our Company who are at least 21 years of age, who work for one consecutive year and are credited with 1,000 hours of service in the plan year. Each participant may elect to make salary deferral contributions to the 401(k) plan on a pre-tax basis. We match 100 percent of the first three percent of salary deferred by all employees, including officers. Compensation for purposes of the 401(k) is capped at $250,000 annually (subject to cost of living adjustments). At our sole discretion, we can also make a discretionary (or profit sharing) contribution to the Plan. This discretionary contribution is in addition to the matching contribution. The matching contribution and the discretionary contribution vest in annual installments of 20% beginning after the second anniversary of eligibility in the 401(k) plan. Employee salary deferral contributions are immediately vested. For 2012 and 2011, we made a discretionary contribution to the Plan equal to 2.5% of salary. Aggregate contributions to the accounts of an employee under the 401(k) plan cannot exceed $50,000 annually (subject to cost of living adjustments).

Employee Stock Ownership Plan. We have an Employee Stock Ownership Plan (the “ESOP”) for employees. Employees of VSB Bancorp, Inc., Victory State Bank and any other subsidiaries who have been credited with at least 1,000 hours of service during a designated 12-month period and who have attained age 21 are eligible to participate in the plan. Mr. Branca is a participant in the ESOP. The ESOP purchased 92,900 shares of our common stock from us out of authorized but unissued shares in 2004 using the proceeds of a loan we made to the ESOP.

Stock purchased with the proceeds of the loan is allocated to employee accounts in the ESOP gradually as it is released from the security interest for the ESOP loan. The original loan was in the amount of $1,690,780, and in 2012, we repaid $169,078 of the loan, so 8,330 shares of our common stock were released from the lien of the loan in 2012. Since inception, 82,301 shares have been allocated to the ESOP accounts of participating employees and 10,599 shares remain pledged as collateral for the remainder of the ESOP loan.

The ESOP continues to hold stock, even after it is allocated to employee accounts, and any other amounts held for the benefit of each employee, until that employee’s employment terminates, whether by retirement, resignation or termination by the employer, provided that there are minimum release provisions for employees who are over age 70-1/2. After termination of employment, the employee’s vested balance will be distributed to the employee. Benefits for each employee vest over a seven-year period, with no vesting during the first two years of employment, and 20% vesting each year for the next five years of employment. The plan provides that in the event of a change in control, all benefits will fully vest automatically. Employees received full credit for service with Victory State Bank before the ESOP was implemented to determine vesting of benefits. Mr. Branca is fully vested in his plan balance.

12

In general, when stock is released from the security interest of the ESOP loan, the stock is allocated based upon the relative compensation of each participant for the year. Other amounts contributed to the ESOP that are allocated to employees will be allocated in the same manner, based upon compensation. However, profits allocated to employee accounts, such as any gain on the sale of unallocated stock held by the ESOP, will be allocated based upon each employee’s relative ESOP account balances.

Outstanding Equity Awards

We have two stock option plans that remain effective. All other plans have terminated, although there are options outstanding under those terminated plans. Our stockholders approved the one remaining director stock option plan in 2004, and it applies to all directors, whether or not they are employees. Our stockholders also approved an incentive stock option plan in 2010, and it applies only to employees.

In addition, in 2010, our stockholders approved a Recognition and Retention Plan (“RRP”) that provides for the award of up to 50,000 shares of our common stock to officers and non-officer directors. Upon approval of the RRP, each director with at least five years of service received an award of 4,000 shares of restricted stock under the RRP. In 2012, each non-employee director with at least five years of service received an award of 1,000 shares of restricted stock under the RRP.

In December 2005, the Board of Directors accelerated the vesting of all unvested options so that all then-outstanding options vested on December 31, 2005. There are 6,750 shares available for which options may be granted to directors under the stock option plan that stockholders approved in 2004. There are 17,227 options available to be granted to employees under the 2010 incentive stock option plan. The following table sets forth information at December 31, 2012 regarding outstanding options and stock awards held by Mr. Branca, on an option by option basis.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS							STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1]	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price[1]	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested
Raffaele M. Branca	04/27/2004 11/15/2007 04/27/2010 06/08/2010 11/13/2012	6,250 3,750 -0- 2,950[2] -0-	-0- -0- -0- 11,800[2] -0-	-0- -0- -0- -0- -0-	$17.60 $11.75 NA $11.45 NA	4/27/2014 11/15/2017 NA 06/08/2020 NA	2,400[3] 2,100[4] 2,500[5]	$23,856 $20,874 $24,850

1 Number of shares and exercise prices have been adjusted for all stock dividends.

2 The grant vests in five equal annual installments beginning on June 8, 2011.

13

3 The grant vests in five equal annual installments beginning on April 27, 2011. The fair value at the date of grant was $11.46. Market value at December 31, 2012 was $9.94 per share.

4 The grant vests in five equal annual installments beginning on November 16, 2011. The fair value at the date of grant was $11.45. Market value at December 31, 2012 was $9.94 per share.

5 The grant vests in two equal annual installments beginning on November 13, 2013. The fair value at the date of grant was $10.78. Market value at December 31, 2012 was $9.94 per share.

Director Compensation.

Non-employee directors, other than the Chairman of the Board, receive Board-approved attendance fees of $950 per board meeting and $450 per committee meeting for committees of the Company or the Bank ($275 per meeting for meetings of the Bank’s loan committee). The committee attendance fee for the Chairman of the committee is $675 per meeting ($400 per loan committee meeting). The Chairman of the Board received a director’s fee fixed by the Board of $65,000 in 2012 but did not receive per meeting fees. The Chairman of the Board also received $50,000 for business development services for the Company and the Bank. Mr. LiBassi did not receive reimbursement of expenses incurred on matters benefiting the Company or the Bank. Also in 2012, seven non-employee directors received restricted stock awards of 1,000 shares, which will vest in two equal annual installments from the date of the award. There were no stock option grants or restricted stocks awarded to directors in 2011. In 2010, three directors received stock option grants to purchase 4,000 shares of our common stock, which will vest in five equal annual installments from the date of the grant. Also in 2010, seven directors received restricted stock awards of 4,000 shares, which will vest in five equal annual installments from the date of the award. There were no grants to directors under those plans in 2009.

The following table shows compensation paid to directors during 2012. The table excludes non-compensatory amounts paid to directors for goods or services rendered other than in their capacity as directors, as discussed below under the caption, “Transactions with Directors and Officers and Their Related Interests.”

Name	Fees Earned or Paid in Cash	Restricted Stock Awards[1,2]	Option Grants	All Other Compensation	Total[2]
Joan Nerlino Caddell	$22,075	$10,780	None	None	$32,855
Robert S. Cutrona, Sr.	$21,275	$10,780	None	$735	$32,055
Chaim Farkas	$21,275	$10,780	None	$621	$32,055
Alfred C. Johnsen	$21,075	$10,780	None	None	$31,855
Joseph J. LiBassi	$115,000	$10,780	None	$336	$125,780
Robert P. Moore	$23,925	None	None	None	$23,925
Carlos M. Perez MD	$18,025	$10,780	None	None	$28,805
Bruno Savo	$25,300	$10,780	None	None	$36,080

1 The 1,000 common share award vests in two equal annual installments beginning on November 13, 2013. The fair value at the date of grant was $10.78 per share.

2 See the “Notes to Financial Statements” included in our Annual Report for a discussion of the assumptions used in calculating these amounts.

14

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, to our knowledge based upon a review of our records and information provided in filings with the Securities and Exchange Commission, the beneficial ownership of our common stock as of the record date by directors, executive officers, and any other person, entity or group known by us to beneficially own 5% or more of our stock, including options, as detailed in the notes to the table, that are exercisable now or within 60 days after the record date.

Name	Number of Shares		Percent of Total
Directors and Executive Officer
Raffaele M. Branca – CEO and President	112,720	(1)(10)(11)	6.25%
Joan Nerlino Caddell	62,263	(2)(12)	3.47%
Robert S. Cutrona, Sr.	45,763	(3)(12)	2.55%
Chaim Farkas	43,232	(4)(12)	2.41%
Alfred C. Johnsen	16,050	(5)(9)(12)	0.89%
Joseph J. LiBassi	153,263	(6)(12)	8.54%
Robert P. Moore	5,673	(9) (13)	0.32%
Carlos Perez MD	80,684	(7)(12)	4.50%
Bruno Savo	41,452	(8)(9)(12)	2.31%
All directors and executive officer as a group (9 persons)	561,100		29.99%
Other 5% Stockholders
Merton Corn	160,611		9.00%

(1)	Excludes 700 shares owned by his spouse, as to which he disclaims voting power and beneficial ownership. Includes 2,200 shares owned by the Branca Family Trust dated 03/30/2011, of which he is a beneficiary and trustee. Includes options to purchase 12,450 shares under our stock option plans which are vested and exercisable, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(2)	Excludes 5,750 shares, which are owned by her spouse, as to which she disclaims voting power and beneficial ownership. Includes 2,500 shares held for Ms. Caddell’s child for which Ms. Nerlino Caddell is a custodian. Includes 2,500 shares under a trust that will be transferred to her child or a trust to be created for her child. Includes options to purchase 5,000 shares under our stock option, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(3)	Includes 37,913 shares owned as joint tenants with his spouse, Jennifer Cutrona. Includes options to purchase 6,250 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(4)	Includes 30,800 shares owned as joint tenants with his spouse. Includes options to purchase 6,250 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(5)	Includes 5,000 shares owned by the ACJ Profit Sharing Plan dated 1/1/92, of which he is a beneficiary. Includes options to purchase 7,850 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(6)	Excludes 1,250 shares, which are owned by Melinda LiBassi, Mr. LiBassi’s spouse, as to which Mr. LiBassi disclaims voting power and beneficial ownership. Includes options to purchase 6,250 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(7)	Includes 57,500 shares owned by the Carlos Perez M.D. Trust, of which he is a beneficiary. Includes 10,000 shares owned as joint tenants with his spouse, Angela Perez. Excludes 5,000 shares owned by his adult children, as to which he disclaims voting power and beneficial ownership. Includes options to purchase 6,250 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

15

(8)	Includes 26,681 shares owned as joint tenants with his spouse, Deborah Savo. Includes 3,750 shares for Mr. Savo’s three minor children, for which Mr. Savo is the custodian. Includes 435 shares owned as joint tenants with his son. Includes 36 shares owned as joint tenants with his daughter. Includes options to purchase 7,850 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(9)	Excludes options to purchase 1,600 shares that were granted in 2010 under our 2004 stock option plan but that are not yet vested and will not vest within 60 days.

(10)	Excludes options to purchase 8,550 shares that were granted in 2010 under our 2010 stock option plan but that are not yet vested and will not vest within 60 days.

(11)	Excludes 6,200 shares awarded under our 2010 restricted stock plan but that are not vested and will not vest within 60 days.

(12)	Excludes 2,600 shares awarded under our 2010 restricted stock plan but that are not vested and will not vest within 60 days.

(13)	Includes 3,273 shares owned as joint tenants with his spouse. Includes options to purchase 2,400 shares under our stock option plans.

Joseph J. LiBassi’s address is c/o Victory State Bank, 4142 Hylan Boulevard, Staten Island, New York 10308. Raffaele M. Branca’s address is c/o Victory State Bank, 4142 Hylan Boulevard, Staten Island, New York 10308. Merton Corn’s address is 4 Ryans Way, Warwick NY 10990.

Transactions with Directors and Officers and Their Related Interests

Some of our directors and officers and some of the corporations and firms with which they are associated also are our customers in the ordinary course of business, or have loans from Victory State Bank. None of them have loans from VSB Bancorp, Inc. It is anticipated that some of these individuals, corporations and firms will continue to be our customers or may continue to have loans from Victory State Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Victory State Bank transactions with unaffiliated persons.

Director Joan Nerlino Caddell is a member/owner of the law firm of Joan Nerlino Caddell & Associates, PLLC, which firm provides legal services to the Bank. Fees paid to that firm for legal services were $189,011 in 2012 and $155,801 in 2011, and out of pocket disbursements incurred for the Bank, in the amount of $10,992 in 2012 and $11,062 in 2011.

Director Chaim Farkas is President and a stockholder of the firm of Dataware Systems Lease, Inc. (“Dataware”) from which Victory State Bank purchased computer hardware and related software in the ordinary course of business. The fees paid to Dataware, in the aggregate, totaled $85,012 in 2012 and $57,605 in 2011.

Director Bruno Savo is a member of Boardwalk Estates, LLC, NBM Development, LLC, BMN LLC and Jolene Estates, LLC, which develop residential real estate for resale. Savino Savo, a former director and the father of Bruno Savo, is the president of Village Green Shopping Center, Inc. and Village Green Maintenance Corp, which are real estate companies. All of these companies had loans or unused but available lines of credit from Victory State Bank at December 31, 2012 and December 31, 2011. The loans and lines of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Victory State Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Director Robert Cutrona, Sr., is President of Project-One Services, Inc., a company that provides cleaning and construction services to the Bank in the ordinary course of business. The fees paid to Project-One in the aggregate totaled $107,944 in 2012 and $151,052 in 2011.

16

It is our policy that all such transactions or arrangements with directors, including loans, must be approved in advance by our Board of Directors, or the Board of Directors of Victory State Bank, as applicable. All such transactions must also comply with legal requirements applicable to transactions between a bank or a bank holding company and a director officer. The Board of Directors has evaluated the relationships between its directors and management and has determined that Directors Cutrona, Farkas, Johnsen, LiBassi, Moore, Perez and Savo are independent of management under the Marketplace Rules of the NASDAQ Stock Market. Directors Johnsen, Moore and Perez are independent for audit committee purposes.

Section 16a Beneficial Ownership Reporting Compliance

Director Savo did not timely file one report on Form 4 that was required to be filed as a result of one purchase of our stock that he completed in August 2012. The report was filed four days late. The Company is not aware of any other late filings of reports of beneficial ownership under Section 16a of the Securities and Exchange Act of 1934 with respect to 2012.

Proposal 2 – Advisory Vote on the Compensation of the Named Executive Officer

As required by the regulations of the Securities and Exchange Commission and applicable law, we are seeking a non-binding advisory vote from its stockholders on the compensation of our President and CEO. Our President and CEO is our only “Named Executive Officer,” as that term in used by the Securities and Exchange Commission in defining the disclosure and other requirements in this Proxy Statement.

The compensation of our President and CEO is determined annually by the Board of Directors upon the recommendation of the Personnel and Compensation Committee. Each year, the committee and then the full Board, reviews data regarding compensation payable to the chief executive officers of banks with assets of $500 million or less as reported by independent objective sources. We then stratify the data based upon banks with assets from $250 million to $500 million and further stratify the data based upon return on average assets and based upon geography, with special focus on institutions located in the mid-Atlantic region. The Board also considers different potential components of salary, such as base salary, bonus, options, restricted stock awards, 401(k) contributions and ESOP benefits to develop an overall compensation package for the CEO. The Board then evaluates the performance of the President and CEO based upon the peer group data, the performance of Victory State Bank, and its knowledge of the work and effort of the President and CEO, to determine an overall compensation package and the breakdown of that package between the different components of compensation.

This Proposal 2, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation provided to the President and CEO. This vote is not intended to address any specific item of compensation, but rather overall compensation.

Accordingly, the Board invites you to review carefully the tabular and other disclosures on compensation under the section titled “Compensation” and approve the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officer, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

Under applicable law, the Say-on-Pay vote is advisory, and therefore not binding on the Company or its Board of Directors. The advisory vote will not overrule any decision made by the Board or any of its Committees or create or imply any additional fiduciary duty by our Directors. Our Board of Directors values the opinions of stockholders and will consider the voting results, along with relevant factors, in connection with its ongoing executive compensation activities.

17

The Board of Directors Recommends an Advisory Vote “For” Approval of Named Executive Officer Compensation as Described in This Proxy Statement

Proposal 3 – Advisory Vote on the Frequency of the Vote on Named Executive Officer Compensation

Proposal 2 asks for an advisory vote on the compensation we paid in 2012 to our named executive officer, known as “say on pay.” In Proposal 3, we are asking stockholders to cast a non-binding, advisory vote on how frequently we should ask them for an advisory “say-on-pay” vote. Our stockholders will have the opportunity to indicate whether the “say-on-pay” vote should occur every year, every two years, or every three years. Alternatively, shareholders may abstain from voting.

This year stockholders will be asked to vote on how frequently they would like to cast an advisory vote regarding the compensation of our named executive officers. By voting on this advisory proposal, stockholders may indicate whether they prefer that an advisory vote on named executive officer compensation be held every year, every two years or every three years.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on named executive compensation every year is appropriate. While our compensation policies and procedures are developed with long term objectives in mind, the Board believes that stockholder votes every year will permit stockholders to express their views on our compensation practices on a regular basis and provide us with more direct and immediate feedback.

Although this vote is advisory and not binding, the Board will consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, the Board may decide that it is in our best interests to hold an advisory vote more or less frequently than the alternative that receives the most votes of our stockholders.

The Board recommends that shareholders vote to conduct future advisory votes on executive compensation every year.

The Board Of Directors Unanimously Recommends That Stockholders Vote “For” The ”Every Year” Option As The Frequency For The Advisory Vote On Executive Compensation.

Note: Stockholders Are Not Voting To Approve Or Disapprove This Recommendation.

Proposal 4 – Ratification of Independent Registered Public Accountants

Our Audit Committee and our Board of Directors have approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for 2013, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of that engagement of Crowe Horwath LLP. We expect that representatives of Crowe Horwath LLP will attend the meeting and be available to respond to appropriate questions. The representatives will be allowed to make a statement, if they desire to do so.

18

Audit and Other Fees

The following table sets forth the aggregate fees billed or expected to be billed by Crowe Horwath LLP for services rendered to us during 2012 and 2011 on our behalf on a combined basis, including Victory State Bank and VSB Bancorp, Inc., as well as all out-of-pocket costs incurred in connection with these services, which have been billed or will be billed to us. It is the policy of the Audit Committee that all non-audit services must be approved in advance by the Audit Committee. Only the Audit Committee has the authority to approve services to be provided by our independent registered public accountants and all members of management are aware that they must report to the Audit Committee any proposal to obtain non-audit services from our independent accountants and obtain approval from such committee before any such services are provided. All (100%) of the services provided by Crowe Horwath LLP were approved in advance by the Audit Committee.

	2012		2011

Audit Fees	$105,000		$99,950
Audit-Related Fees	$—		$—
Tax Fees	$16,600	(1)	$15,700	(1)
All Other Fees	$—		$—

(1)	For preparation of 2011 tax return in 2012 and 2010 tax return in 2011, respectively.

Our Board of Directors unanimously recommends that you vote IN FAVOR of the ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending December 31, 2013.

Financial Information

Accompanying this Proxy Statement is our Annual Report containing financial and related information. The Annual Report is not part of this Proxy Statement.

Other Matters

Stockholder Nominations or Proposals

Our bylaws provide that, except for proposals or nominations by the Board of Directors, a stockholder may nominate a person to serve as a director or present a proposal to stockholders at an annual meeting only if they give advance written notice before making any such nomination or submitting such a proposal. To be timely, a stockholder’s notice must be signed by the stockholder and delivered to or mailed to our Secretary. The Secretary must receive it at our principal executive offices not less than one hundred and twenty (120) days and not more than one hundred and fifty (150) days prior to the first anniversary of the date the proxy statement for the previous year’s annual meeting was released to stockholders. If the date of the annual meeting is changed by more than thirty (30) days from the date in the prior year, then the deadline for receipt is a reasonable time before we begin to prepare and mail our proxy materials. For the 2014 annual meeting of stockholders, assuming that this proxy statement is mailed on March 28, 2013 as expected, the Secretary must receive the notice not before October 29, 2013 and not after November 28, 2013.

19

To nominate a person as a director, the notice must state: (i) all information that we would be required to disclose about that nominee under the then-current regulations of the Securities and Exchange Commission in our proxy statement if the nominee had been nominated by our Board of Directors; (ii) the nominee’s signed written consent to serve as a director if elected; and (iii) as to the stockholder giving the notice: (a) the name and address of the stockholder as they appear on our books; (b) the class and number of shares of our stock that are beneficially owned by the stockholder; (c) when such shares were acquired by the stockholder; (d) whether the stockholder owns any put options, has sold any call options, or otherwise owns any other derivative securities with respect to any shares of our stock or has any existing contracts that now or may in the future affect the stockholder’s ownership or voting rights in any of our shares; and (e) any business, familial or employment relationship between the stockholder and such nominees.

To make any other proposal, the notice must state: (i) a brief description of the proposed business; (ii) the reasons for conducting such business at the annual meeting; (iii) the name and address of the stockholder as they appear on our books; (iv) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such Stockholder; (v) the date or dates when such shares were acquired by such Stockholder; (vi) the class and number of shares of our stock that are beneficially owned by the stockholder; (vii) when such shares were acquired by the stockholder; (viii) whether the stockholder owns any put options, has sold any call options, or otherwise owns any other derivative securities with respect to any shares of our stock or has any existing contracts that now or may in the future affect the stockholder’s ownership or voting rights in any of our shares; and (ix) any material interest of such Stockholder in such business.

We will not be required to name any stockholder nominee or describe any stockholder proposal in any proxy statement for a proxy solicitation by our Board of Directors or to solicit votes for such nominee or proposal unless required by law to do so. Only business which is a proper subject of stockholder action may be proposed at or voted on at the meeting.

Under certain circumstances, as described in the following section titled, “Submission of Matters for Inclusion in Our 2014 Proxy Statement,” regulations of the Securities and Exchange Commission may pre-empt some of these bylaw provisions.

Submission of Matters for Inclusion in Our 2014 Proxy Statement

Stockholders may submit proposals for inclusion in our 2014 proxy material by satisfying the requirements of the regulations of the Securities and Exchange Commission. We must receive those proposals by 5 p.m. local time no later than the date that is 120 calendar days before the date in 2014 that corresponds to the date that this proxy statement is released to stockholders in 2013. That deadline is expected to be November 28, 2013. However, if the date of the 2014 annual meeting is changed by more than 30 days from the date of the 2013 annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. Proposals should be sent via registered, certified, or express mail to: Office of the Secretary, VSB Bancorp, Inc., 4142 Hylan Boulevard, Staten Island, New York 10308. The stockholder must also satisfy all the other requirements of Securities and Exchange Commission Rule 14a-8 in order to be able to include a proposal in our proxy material.

Dated: March 28, 2013

20

z	REVOCABLE PROXY VSB BANCORP, INC.	{

ANNUAL MEETING OF STOCKHOLDERS APRIL 23, 2013

The undersigned hereby appoints Dr. Carlos M. Perez and Chaim Farkas, or each of them individually, each with full power of substitution, proxies and agents for the undersigned to vote all shares of common stock of VSB Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on April 23, 2013, at 5:00 p.m., and at any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VSB BANCORP, INC.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except			For	Against	Abstain
1.	The election as directors of the three nominees listed below to three year terms:	☐	☐	☐	2.	An advisory approval, on a non-binding basis, on Named Executive Officer compensation:	☐	☐	☐
						1 Year	2 Years	3 Years	Abstain
	Joseph J. LiBassi, Joan Nerlino Caddell, and Robert P. Moore				3.	An advisory vote to determine whether the stockholder vote on the compensation of the Named Executive Officer will occur every 1, 2, or 3 years: ☐	☐	☐	☐
							For	Against	Abstain
	INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.				4.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accountants for VSB Bancorp, Inc. for the fiscal year ending December 31, 2013.	☐	☐	☐

					5.	In their discretion, such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE, “FOR” THE OTHER PROPOSALS AND “FOR” THE “1 YEAR” OPTION AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Please be sure to date and sign this proxy card in the box below.		Date

This proxy is revocable and will be voted as directed. If this proxy is properly signed and returned but no instructions are specified on the election of directors or the ratification of the appointment of accountants, this proxy will be voted FOR those proposals. If any unanticipated business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Sign above Co-holder (if any) sign above
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.					IMPORTANT: The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement and an Annual Report.
x					5461 y